Exhibit 2


                                                             MORGAN & COMPANY
                                                           CHARTERED ACCOUNTANTS
                                                             [GRAPHIC OMITTED]




                         INDEPENDENT AUDITORS' CONSENT



We consent to the use, in the Registration Statement of Pan Asia Communications Corp. on Form S-8 relating to the registration of 1,500,000 common shares issued to Bob Glandon, George Stoyanovski, Ashley V. Redmond, Zoltan Vass and Murray Duncan pursuant to certain services agreements, of our Auditors' Report, dated April 15, 2002, on the balance sheets of Pan Asia Communications Corp. as at January 31, 2002 and 2001, and the related statements of loss and deficit accumulated during the development stage, cash flows, and stockholders' equity for the years ended January 31, 2002 and 2001, and for the period from inception, December 18, 1998, to January 31, 2002.

Vancouver, Canada                                       "Morgan & Company"

February 25, 2003                                       Chartered Accountants






Tel: (604) 687-5842             MEMBER OF          P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075               ACPA        Suite 1488-700 West Georgia Street
www.morgan-cas.com            INTERNATIONAL              Vancouver, B.C. V7Y 1A1


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